UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________________________________________________

FORM 8-K

_________________________________________________________

CURRENT REPORT

Pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported):  April 23, 2019

 _________________________________________________________

SPEEDWAY MOTORSPORTS, INC.

(Exact name of registrant as specified in its charter)

_________________________________________________________

Delaware (State or other jurisdiction of incorporation)	1-13582 (Commission File Number)	51-0363307 (I.R.S. Employer Identification No.)

5555 Concord Parkway South Concord, North Carolina 28027 (Address of principal executive offices)

Registrant’s telephone number, including area code:  (704) 455-3239

Not Applicable

(Former name or address, if changed since last report)

____________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.     Other Events.

On April 24, 2019, Speedway Motorsports, Inc. (the “Company”) issued a press release that announced that on April 23, 2019, the Company received a non-binding proposal letter from Sonic Financial Corporation (“Sonic Financial”), which proposal letter is attached as Exhibit 99.1 hereto, to acquire all of the outstanding shares of the Company’s common stock, par value $0.01 per share, not already owned by Sonic Financial, O. Bruton Smith, his family and entities controlled by Mr. Smith and his family.

The press release also announced the formation of a special committee, comprised of Mr. Mark M. Gambill, Mr. James P. Holden and Mr. Tom E. Smith, each of whom is an independent director of the Company, to consider the proposal by Sonic Financial.

A copy of the press release is being filed as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Proposal Letter dated April 23, 2019
99.2	Press Release dated April 24, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SPEEDWAY MOTORSPORTS, INC. (Registrant)

Date: April 24, 2019	By:	/s/ J. Cary Tharrington IV
J. Cary Tharrington IV

Senior Vice President, Secretary and General Counsel